PRESS RELEASE

eHealth Hires Roman Rariy as Chief Operating Officer and Chief Transformation Officer

Rariy to lead strategic initiatives to strengthen, refocus the business and to achieve operational excellence; comes to eHealth from Lionbridge and the Kraft Heinz Company

SANTA CLARA, CA – February 28, 2022 – eHealth, Inc. (NASDAQ: EHTH) (eHealth.com), a leading online private health insurance marketplace, announced today that Roman Rariy will join the company as Chief Operating Officer (COO) and Chief Transformation Officer, effective March 1, 2022. In this new role, Mr. Rariy will mobilize and drive the execution of the organization’s value creation plan, manage cost transformation, and bring unwavering focus on operational excellence across the entire organization.

“Roman is a seasoned executive with a successful track record of leading large complex transformation initiatives and achieving the intended outcomes,” said eHealth CEO Fran Soistman. “His leadership will be key as we embark on a multi-year cost and operational excellence transformation journey. I have every confidence in Roman and am excited for him to join the strong and reinvigorated leadership team we’re building.”

Mr. Rariy comes to eHealth from Lionbridge, where he served as Chief Transformation Officer. At Lionbridge he created and directed successful enterprise-wide transformation initiatives focused on the organization and technology operations. Prior to joining Lionbridge, Mr. Rariy served at the Kraft Heinz Company as COO / Head of Operations for Australia and New Zealand, and earlier served in the same capacity for China.

“eHealth has a truly impressive history of innovation in the health insurance vertical, and a lot of untapped potential,” said Mr. Rariy. “In my opinion, the company is poised to enter an exciting new chapter, and I am energized to work with Fran and the rest of the leadership team to drive transformation and to ensure ongoing success in the marketplace.”

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About eHealth
eHealth, Inc. (NASDAQ: EHTH) operates a leading health insurance marketplace at eHealth.com and eHealthMedicare.com with technology that provides consumers with health insurance enrollment solutions. Since 1997, we have connected more than 8 million members with quality, affordable health insurance, Medicare options, and ancillary plans. Our proprietary marketplace offers Medicare Advantage, Medicare Supplement, Medicare Part D prescription drug, individual, family, small business and other plans from over 200 health insurance carriers across 50 states and the District of Columbia.

Forward Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the execution of the company’s value creation plan, cost and operational transformation initiatives, and ongoing success in the marketplace.
These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include those described in eHealth's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and available on the investor relations page of eHealth's website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission's website at www.sec.gov.
All forward-looking statements in this press release are based on information available to eHealth as of the date hereof, and eHealth does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Media inquiries:
pr@ehealth.com
Investor Relations Contact:
Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Strategy
650-210-3111
Kate.sidorovich@ehealth.com